POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Howard Surloff, Edward Baer, Janey Ahn, Douglas McCormack, Aaron Wasserman, Ben Archibald and Noah Gellner of BlackRock, Inc., and Thomas DeCapo, Eric Requenez, Steven Grigoriou, Sean L. MacGregor and George Ching of Skadden, Arps, Slate, Meagher & Flom LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code ("CCC") from the Securities and Exchange Commission), Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each BlackRock closed-end investment company listed on Annex A hereto and as may be formed from time to time.  This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Skadden, Arps, Slate, Meagher & Flom LLP or BlackRock, Inc. or its affiliates (as the case may be).

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the day of February 28, 2012.

/s/ Linda C. Joyce	By: /s/ Nancy Everett
LINDA C. JOYCE Notary Public, State of New York No. 24-4606383 Qualified in Rockland County Certificate Filed in New York County Commission Expires Aug 31, 2013
Print: Nancy Everett

Annex A

1.	BlackRock Build America Bond Trust	BBN
2.	BlackRock California Municipal 2018 Term Trust	BJZ
3.	BlackRock California Municipal Income Trust	BFZ
4.	BlackRock Core Bond Trust	BHK
5.	BlackRock Corporate High Yield Fund III, Inc.	CYE
6.	BlackRock Corporate High Yield Fund V, Inc.	HYV
7.	BlackRock Corporate High Yield Fund VI, Inc.	HYT
8.	BlackRock Corporate High Yield Fund, Inc.	COY
9.	BlackRock Credit Allocation Income Trust I, Inc.	PSW
10.	BlackRock Credit Allocation Income Trust II, Inc.	PSY
11.	BlackRock Credit Allocation Income Trust III	BPP
12.	BlackRock Credit Allocation Income Trust IV	BTZ
13.	BlackRock Debt Strategies Fund, Inc.	DSU
14.	BlackRock Defined Opportunity Credit Trust	BHL
15.	BlackRock Diversified Income Strategies Fund, Inc.	DVF
16.	BlackRock EcoSolutions Investment Trust	BQR
17.	BlackRock Energy and Resources Trust	BGR
18.	BlackRock Enhanced Capital and Income Fund, Inc.	CII
19.	BlackRock Enhanced Equity Dividend Trust	BDJ
20.	BlackRock Enhanced Government Fund, Inc.	EGF
21.	BlackRock Fixed Income Value Opportunities	--
22.	BlackRock Floating Rate Income Strategies Fund II, Inc.	FRB
23.	BlackRock Floating Rate Income Strategies Fund, Inc.	FRA
24.	BlackRock Floating Rate Income Trust	BGT
25.	BlackRock Florida Municipal 2020 Term Trust	BFO
26.	BlackRock Global Opportunities Equity Trust	BOE
27.	BlackRock Health Sciences Trust	BME
28.	BlackRock High Income Shares	HIS
29.	BlackRock High Yield Trust	BHY
30.	BlackRock Income Opportunity Trust, Inc.	BNA
31.	BlackRock Income Trust, Inc.	BKT
32.	BlackRock International Growth and Income Trust	BGY
33.	BlackRock Investment Quality Municipal Income Trust	RFA
34.	BlackRock Investment Quality Municipal Trust, Inc.	BKN
35.	BlackRock Limited Duration Income Trust	BLW
36.	BlackRock Long-Term Municipal Advantage Trust	BTA
37.	BlackRock Maryland Municipal Bond Trust	BZM
38.	BlackRock Muni Intermediate Duration Fund, Inc.	MUI
39.	BlackRock Muni New York Intermediate Duration Fund, Inc.	MNE
40.	BlackRock MuniAssets Fund, Inc.	MUA
41.	BlackRock Municipal 2018 Term Trust	BPK
42.	BlackRock Municipal 2020 Term Trust	BKK
43.	BlackRock Municipal Bond Investment Trust	BIE
44.	BlackRock Municipal Bond Trust	BBK
45.	BlackRock Municipal Income Investment Quality Trust	BAF
46.	BlackRock Municipal Income Investment Trust	BBF
47.	BlackRock Municipal Income Quality Trust	BYM
48.	BlackRock Municipal Income Trust	BFK
49.	BlackRock Municipal Income Trust II	BLE
50.	BlackRock MuniEnhanced Fund, Inc.	MEN
51.	BlackRock MuniHoldings California Quality Fund, Inc.	MUC

52.	BlackRock MuniHoldings Fund II, Inc.	MUH
53.	BlackRock MuniHoldings Fund, Inc.	MHD
54.	BlackRock MuniHoldings Investment Quality Fund	MFL
55.	BlackRock MuniHoldings New Jersey Quality Fund, Inc.	MUJ
56.	BlackRock MuniHoldings New York Quality Fund, Inc.	MHN
57.	BlackRock MuniHoldings Quality Fund II, Inc.	MUE
58.	BlackRock MuniHoldings Quality Fund, Inc.	MUS
59.	BlackRock MuniVest Fund II, Inc.	MVT
60.	BlackRock MuniVest Fund, Inc.	MVF
61.	BlackRock MuniYield Arizona Fund, Inc.	MZA
62.	BlackRock MuniYield California Fund, Inc.	MYC
63.	BlackRock MuniYield California Quality Fund, Inc.	MCA
64.	BlackRock MuniYield Fund, Inc.	MYD
65.	BlackRock MuniYield Investment Fund	MYF
66.	BlackRock MuniYield Investment Quality Fund	MFT
67.	BlackRock MuniYield Michigan Quality Fund II, Inc.	MYM
68.	BlackRock MuniYield Michigan Quality Fund, Inc.	MIY
69.	BlackRock MuniYield New Jersey Fund, Inc.	MYJ
70.	BlackRock MuniYield New Jersey Quality Fund, Inc.	MJI
71.	BlackRock MuniYield New York Quality Fund, Inc.	MYN
72.	BlackRock MuniYield Pennsylvania Quality Fund	MPA
73.	BlackRock MuniYield Quality Fund II, Inc.	MQT
74.	BlackRock MuniYield Quality Fund III, Inc.	MYI
75.	BlackRock MuniYield Quality Fund, Inc.	MQY
76.	BlackRock New Jersey Investment Quality Municipal Trust, Inc.	RNJ
77.	BlackRock New Jersey Municipal Bond Trust	BLJ
78.	BlackRock New Jersey Municipal Income Trust	BNJ
79.	BlackRock New York Investment Quality Municipal Trust, Inc.	RNY
80.	BlackRock New York Municipal 2018 Term Trust	BLH
81.	BlackRock New York Municipal Bond Trust	BQH
82.	BlackRock New York Municipal Income Quality Trust	BSE
83.	BlackRock New York Municipal Income Trust	BNY
84.	BlackRock New York Municipal Income Trust II	BFY
85.	BlackRock Pennsylvania Strategic Municipal Trust	BPS
86.	BlackRock Real Asset Equity Trust	BCF
87.	BlackRock Resources & Commodities Strategy Trust	BCX
88.	BlackRock S&P Quality Rankings Global Equity Managed Trust	BQY
89.	BlackRock Senior High Income Fund, Inc.	ARK
90.	BlackRock Strategic Bond Trust	BHD
91.	BlackRock Utility and Infrastructure Trust	BUI
92.	BlackRock Virginia Municipal Bond Trust	BHV
93.	The BlackRock Strategic Municipal Trust	BSD
94.	The Massachusetts Health & Education Tax-Exempt Trust	MHE
95.	BlackRock Preferred Partners LLC	--
96.	BlackRock Alternatives Allocation FB Portfolio LLC	--
97.	BlackRock Alternatives Allocation FB TEI Portfolio LLC	--
98.	BlackRock Alternatives Allocation Portfolio LLC	--
99.	BlackRock Alternatives Allocation TEI Portfolio LLC	--